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Exhibit 32.1

Certification of Principal Executive Officer And Principal Financial Officer Statement Pursuant to
18 U.S.C. 1350 as Required by Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of Optelecom-NKF, Inc. on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies that to the best of our knowledge:

        (1)   The Report fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934, as amended; and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ EDMUND LUDWIG Edmund Ludwig
Date: March 27, 2009
/s/ STEVEN TAMBURO Steven Tamburo
Date: March 27, 2009

        A signed original of this written statement required by Section 906 has been provided to Optelecom-NKF, Inc. and will be retained by Optelecom-NKF, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
Certification of Principal Executive Officer And Principal Financial Officer Statement Pursuant to 18 U.S.C. 1350 as Required by Section 906 of the Sarbanes-Oxley Act of 2002